                                       FORM OF
                             SECOND AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                  AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


     America First Real Estate Investment Company, Inc., a Delaware corporation (the "Corporation"), does hereby certify that (i) the name of the corporation is America First Real Estate Investment Company, Inc., (ii) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 5, 1998, (iii) the original name of the Corporation was America First Real Estate Opportunities Company, Inc.; (iv) the Certificate of Incorporation was first amended and restated on April 22, 1998; and (v) pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated, integrated and further amended to read in its entirety as follows:

                                      ARTICLE I

     The name of the Corporation is America First Real Estate Investment Company, Inc.

                                      ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the County of New Castle, City of Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

     The nature of the business of the Corporation and the purposes for which it is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      ARTICLE IV

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 100,000,000 shares, consisting of 50,000,000 shares of Common Stock, having a par value of $.001 per share (the "Common Stock") and 50,000,000 shares of preferred stock having a par value of $.001 per share (the "Preferred Stock"). Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the number of shares of such series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rates, terms of redemption (including sinking fund provisions),

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redemption price or prices, conversion rights, transfer and ownership restrictions and liquidation preferences, that are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the Corporation, without further action or vote by the Corporation's stockholders.

                                      ARTICLE V

     Section 5.01. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the bylaws of the Corporation and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation.

     Section 5.02. ELECTION AND TERMS OF DIRECTORS. The directors, other than any directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with directors in each class to hold office until a successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

     Section 5.03. VACANCIES. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by a majority of the board of directors then in office.

     Section 5.04. ELECTION OF DIRECTORS. The directors of the Corporation shall not be required to be elected by written ballots except and to the extent the Bylaws of the Corporation so provide.

     Section 5.05. REMOVAL OF DIRECTORS. Subject to any Preferred Holders' Rights, directors may be removed only for cause upon the affirmative vote of holders of at least 75% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

     Section 5.06. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLE VIII. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the


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holders of at least 75% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article V.

                                      ARTICLE VI

                                  STOCKHOLDER ACTION

     Any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders. Except as otherwise provided for herein or required by law and subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VI.

                                     ARTICLE VII

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

                                     ARTICLE VIII

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of this
Article VIII shall not adversely affect any right or protection of a director of the Corporation under this Article VIII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VIII, prior to such repeal or modification.


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

                                      ARTICLE IX

     The Corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article IX. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article IX shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

                                      ARTICLE X

                         RESTRICTION ON BUSINESS COMBINATIONS

     The Corporation will be governed by Del. Code Ann. Tit. 8, Section 203
(1991).

                                      ARTICLE XI

                                        BYLAWS

     The Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the Voting Stock, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Sections __________________ of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the board of directors.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a


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single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XI.

                                     ARTICLE XII

                       VOTING RIGHTS OF CERTAIN CONTROL SHARES

     Section 12.01. DEFINITIONS. In this Article XIV, the following words have the meanings indicated:

     "ACQUIRING PERSON" means a person who makes or proposes to make a Control Share Acquisition.

     "ASSOCIATE," when used to indicate a relationship with any Person, means:

          (a) any corporation, entity or organization (other than the Corporation or a subsidiary (other than the Corporation or a subsidiary of the Corporation) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (b) any trust or other estate in which such Person has a beneficial interest of 10% or more or as to which such Person serves as trustee or in a similar fiduciary capacity;

          (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director, trustee or officer of any corporation listed in Section 12.01(a) above or any of its affiliates; or

          (d)  a Person that:

               (i) directly or indirectly controls, or is controlled by, or is under common control with, the Person specified; or

               (ii) is acting or intends to act jointly or in concert with the Person specified.

     "CONTROL SHARES"

          (a) means shares of stock of the Corporation that, except for this Article, would, if aggregated with all other shares of stock of the Corporation (including shares of stock the acquisition of which is excluded from the definition of "Control Share Acquisition" in Section 12.01) owned by a Person or in respect of which that Person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors of [15%] or more of all voting power;


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          (b)  includes shares of stock of the Corporation only to the extent that the Acquiring Person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section 12.02; and

     "CONTROL SHARE ACQUISITION"

          (a) means the acquisition, directly or indirectly, by any Person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares; but

          (b)  does not include the acquisition of shares of stock:

               (i) under the satisfaction of a pledge or other security interest charged in good faith and not for the purpose of circumventing this Article; or

               (ii) under a merger, consolidation or share exchange if the Corporation is a party to the merger, consolidation or share exchange.

          (c) Unless the acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power in the election of directors in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph
     (b) of this definition, "Control Share Acquisition" does not include the acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article by or from:

               (i) any person whose Voting Rights have previously been authorized by stockholders in compliance with this Article; or

               (ii) any person whose previous acquisition of shares of beneficial interest of the Corporation would have constituted a Control Share Acquisition but for paragraph (b) of this definition.

     "INTERESTED SHARES" means shares of voting stock of the Corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of voting stock of the Corporation in the election of directors:

          (a)  an Acquiring Person;

          (b)  an officer of the Corporation; or

          (c) an employee of the Corporation who is also a director of the Corporation.


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

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, trust, unincorporated organization, government agency, political subdivision or an Associate of any such Person.

       Section 12.02.  VOTING RIGHTS.

              (a) APPROVAL BY STOCKHOLDERS. Holders of Control Shares acquired in a Control Share Acquisition have no voting rights or powers (collectively, "Voting Rights") in respect of such Control Shares except to the extent approved by the stockholders at a meeting held under
       Section 12.04 by the affirmative vote of at least 75% of all the votes entitled to be cast on the matter, excluding all Interested Shares.

              (b)    ACQUISITION OF SHARES; VOTING POWER.  For the purposes of
       Section 12.01(c) of this Article:

                     (i) Shares of stock acquired within 90 days of shares acquired under a plan to make a Control Share Acquisition are considered to have been acquired in the same acquisition; and

                     (ii) a Person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to shares of stock held for the benefit of others if the Person:

                            (A) is acting in the ordinary course of business, in good faith and not for the purpose of circumventing the provisions of this section; and

                            (B) is not entitled to exercise or to direct the exercise of the voting power of the shares unless the Person first seeks to obtain the instruction of another Person.

       Section 12.03. ACQUIRING PERSON STATEMENT. Any Person who proposes to make or who has made a Control Share Acquisition may deliver an Acquiring Person Statement (the "Acquiring Person Statement") to the Corporation at the Corporation's principal office. The Acquiring Person Statement shall set forth all of the following:

              (a) the identity of the Acquiring Person and each other member of any group of which the Person is a part for purposes of determining Control Shares;

              (b) a statement that the Acquiring Person Statement is given under this Article;

              (c) the number of shares of the Corporation owned and the number of shares proposed to be owned (directly or indirectly) by the Acquiring Person and each other member of any group;


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              (d)    the applicable range of voting power as set forth in
       Section 12.01(c) of this Article; and

              (e)    if the Control Share Acquisition has not occurred:

                     (i) a description in reasonable detail of the terms of the proposed Control Share Acquisition; and

                     (ii) representations of the Acquiring Person, together with a statement in reasonable detail of the facts on which they are based, that:

                            (A) the proposed Control Share Acquisition, if consummated, will not be contrary to law; and

                            (B) the Acquiring Person has the financial capacity, through financing to be provided by the Acquiring Person and any additional specified sources of financing required under Section 12.05, to make the proposed Control Share Acquisition.

       Section 12.04.  SPECIAL MEETING.

              (a) REQUEST BY ACQUIRING PERSON. Except as provided in Section 12.05, if the Acquiring Person requests, at the time of delivery of an Acquiring Person Statement, and gives a written undertaking (the "Undertaking") to pay the Corporation's expenses of a special meeting, except the expenses of opposing approval of the Voting Rights of the holder in respect of such Control Shares, of the Control Shares of the holder or holders thereof within 10 days after the day on which the Corporation receives both the request and the Undertaking, the directors of the Corporation shall call a special meeting of stockholders of the Corporation for the purpose of considering the Voting Rights to be accorded with respect to the shares acquired or to be acquired in the Control Share Acquisition.

              (b) BOND. The Corporation may require the Acquiring Person to give bond, with sufficient surety, to reasonably assure the Corporation that the Undertaking will be satisfied.

              (c) TIME FOR MEETING. Unless the Acquiring Person agrees in writing to another date, the special meeting of stockholders shall be held within 50 days after the day on which the Corporation has received both the request and the Undertaking.

              (d) DELAY AT REQUEST OF ACQUIRING PERSON. If the Acquiring Person makes a request in writing at the time of delivery of the Acquiring Person Statement, the special meeting may not be held sooner than 30 days after the day on which the Corporation receives the Acquiring Person Statement.


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              (e)    IN ABSENCE OF REQUEST.

                     (i) If no request is made under Section 12.01, the issue of the Voting Rights to be accorded to the holder in respect of such Control Shares acquired in the Control Share Acquisition may, at the option of the Corporation, be presented for consideration at any meeting of stockholders.

                     (ii) If no request is made under Section 12.01 and the Corporation proposes to present the issue of the Voting Rights to be accorded to the holder in respect of such Control Shares acquired in a Control Share Acquisition for consideration at any meeting of stockholders, the Corporation shall provide the Acquiring Person with written notice of the proposal not less than 20 days before the date on which notice of the before the date on which notice of the meeting is given.

       Section 12.05. CALLS. A call of a special meeting of stockholders of the Corporation is not required to be made under Section 12.04(a) unless, at the time of delivery of an Acquiring Person Statement under Section 12.03, the Acquiring Person has:

              (a) entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the Control Share Acquisition not to be provided by the Acquiring Person; and

              (b)    delivered a copy of such agreements to the Corporation.

       Section 12.06.  NOTICE OF MEETING.

              (a) IN GENERAL. If a special meeting of stockholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not the stockholder is entitled to vote at the meeting.

              (b) CONTENTS. Notice of the special or annual meeting of stockholders at which the Voting Rights of the holder in respect of such Control Shares are to be considered shall include or be accompanied by the following:

                     (i) a copy of the Acquiring Person Statement delivered to the Corporation under Section 12.03; and

                     (ii) a statement by the board of directors of the Corporation setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.


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

       Section 12.07.  REDEMPTION RIGHTS.

              (a) UPON DELIVERY OF ACQUIRING PERSON STATEMENT. If an Acquiring Person Statement has been delivered on or before the 10th day after the Control Share Acquisition, the Corporation at its option, shall have the right, but not the obligation, to redeem for "fair value" (as defined herein) any or all Control Shares, except Control Shares for which Voting Rights in respect of the holder thereof have been previously approved under Section 12.02, at any time during a 60-day period commencing on the day of a meeting at which Voting Rights are considered under Section 12.04 and are not approved.

              (b) IN ABSENCE OF DELIVERY OF ACQUIRING PERSON STATEMENT. In addition to the redemption rights authorized under Section 12.01, if an Acquiring Person Statement has not been delivered on or before the tenth day after the Control Share Acquisition, the Corporation, at its option, shall have the right to redeem any or all Control Shares, except Control Shares for which Voting Rights have been previously approved under
       Section 12.02, at any time during a period commencing on the eleventh day after the Control Share Acquisition and ending 60 days after a statement has been delivered.

              (c) FAIR VALUE. Any redemption of Control Shares under this section shall be at the fair value of the Control Shares, is determined by the board of directors in its discretion. For purposes of this section, "fair value" shall be determined:

                     (i) as of the date of the last acquisition of Control Shares by the Acquiring Person in a Control Share Acquisition or, if a meeting is held under Section 12.04, as of the date of the meeting;

                     (ii) without regard to the absence of Voting Rights of the holders of such Control Shares; and

                     (iii) "Fair Value" means, in the case of the stock, the average of the highest and lowest closing sale price during the 30-day period immediately prior to and including the date in question of a share of stock on the principal United States securities exchange registered under the Exchange Act (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the highest and lowest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the board of directors in good faith.


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

       Section 12.08.  STATUS AS DISSENTING STOCKHOLDERS.

              (a) IN GENERAL. Before a Control Share Acquisition has occurred, if Voting Rights for an Acquiring Person's Control Shares are approved at a meeting held under Section 12.04 and the Acquiring Person is entitled to exercise or direct the exercise of a majority or more of all voting power in respect of such Control Shares, then the Certificate of Incorporation of the Corporation shall be amended to so state and all stockholders of the Corporation (other than the acquiring person) have the rights of dissenting stockholders under the DGCL.

              (b) CORPORATION DEEMED SUCCESSOR. For purposes of applying the provisions of the DGCL to stockholders under this Section 12.08, the Corporation shall be deemed to be a successor in a merger and the date of the most recent approval of Voting Rights referred to in Section 12.01 shall be deemed to be the date of filing of a certificate of merger or corresponding document for record as therein provided.

              (c)    STATUS TO BE CONTAINED IN NOTICE.  The notice required by
       Section 12.06 shall also state that stockholders (other than the Acquiring Person) are entitled to the rights of dissenting shareholders under the DGCL and shall include a copy of the applicable provisions thereof.

              (d) APPLICATION OF DGCL. For purposes of applying the provisions of Section 262 of the DGCL to this Section:

                     (i) "Fair value" may not be less than the highest price per share paid by the Acquiring Person in the Control Share Acquisition;

                     (ii) Section 262(b)(1) and the second, third, fourth and fifth sentences of Section 262 (d)(1) of the DGCL do not apply; and

                     (iii) There shall be no requirement that the dissenting stockholder shall not have voted in favor of the action.

                                     ARTICLE XIII

                      AMENDMENT OF CERTIFICATE OF INCORPORATION

       The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the law of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in this Article XIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single


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

class, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article V, VI, XI, XII or this sentence.

                                     ARTICLE XIV

       The Corporation shall have authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction.


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

       IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Second Amended and Restated Certificate of Incorporation as of this ____ day of _____, 1998.


                                          AMERICA FIRST REAL ESTATE INVESTMENT
                                          COMPANY, INC.


                                          By:
                                             ----------------------------------
                                                 Paul L. Abbott, President

ATTEST:


----------------------------------------
_____________________________, Secretary


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